Exhibit 1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Janie McDill Grubb & Ellis Company 847-753-7678

GRUBB & ELLIS COMPANY FILES
REGISTRATION STATEMENT FOR SELLING STOCKHOLDERS

Northbrook, Illinois (October 29, 2004) – Grubb & Ellis Company (OTC: GBEL.OB), announced today that it has filed a registration statement of Form S-1 relating to 7,471,257 shares of its common stock. All the shares are being registered on behalf of selling stockholders pursuant to registration rights agreements that the Company has previously entered into with such selling stockholders.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

A copy of the preliminary prospectus may be obtained from the Company’s website, www.grubb-ellis.com.